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                                                                    Exhibit 4.2




                             [Front of Certificate]



NUMBER                                                             SHARES
COMM
_______                                                            ________


                                CORECOMM LIMITED
                     INCORPORATED UNDER THE LAWS OF DELAWARE


                                 PREFERRED STOCK
       Shares of Series B Senior Convertible Exchangeable Preferred Stock
                 par value $0.01 per share, of CoreComm Limited



THIS CERTIFIES THAT _________________________________________________ is the
owner of ______________________________________Shares of the Preferred Stock of
CORECOMM LIMITED fully paid and non-assessable, transferable only on the books of the Corporation in person or by Attorney upon surrender of this Certificate properly endorsed. In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers, and its Corporate Seal to be hereunto affixed this _____ day of __________ A.D. _____.



----------------------------                     ----------------------------
     Secretary/Treasurer                                  President





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                              [Back of Certificate]



THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A STOCKHOLDER AGREEMENT AMONG THE COMPANY AND CERTAIN STOCKHOLDERS, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN ACCORDANCE THEREWITH. COPIES OF SAID AGREEMENT ARE ON FILE AT THE OFFICES OF THE SECRETARY OF THE COMPANY.


         The following abbreviations when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM -- as tenants in common UNIF GIFT MIN ACT -- Custodian . . .
                    under
         TEN ENT -- as tenants by the entireties (Cust) (Minor)
         JT TEN  -- as joint tenants with right of survivo Uniform Gifts to
                    Minors Act . . . and not as tenants in common       (State)

         Additional abbreviations, may also be used though not in the above list.


FOR VALUE RECEIVED, _____ HEREBY SELL, ASSIGN AND TRANSFER UNTO


PLEASE INSERT SOCIAL SECURITY OR OTHER
       IDENTIFYING NUMBER OF ASSIGNEE


----------------------------------------------


_____________________________SHARES REPRESENTED BY THE WITHIN CERTIFICATE, AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT ________________________ ATTORNEY TO TRANSFER THE SAID SHARES ON THE BOOKS OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.


                                    DATED: ___________________________
                                    IN PRESENCE OF



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